As filed with the Securities and Exchange Commission on July 3, 2025
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
ENTEGRIS, INC.
(Exact name of registrant as specified in its charter)

Delaware	41-1941551
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

129 Concord Road, Billerica, MA 01821, (978) 436-6500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Joseph Colella, Esq.
Senior Vice President, General Counsel and Secretary
Entegris, Inc.
129 Concord Road
Billerica, MA 01821
(978) 436-6500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Frank P. Esposito, Jr.
Squire Patton Boggs (US) LLP
1000 Key Tower 127 Public Square
Cleveland, OH 44114
Telephone: (216) 479-8744
Facsimile: (216) 479-8780
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Prospectus

Entegris, Inc.
Up to 67,209 Shares
Common Stock
We previously filed on July 6, 2022 a registration statement on Form S-3 (File No. 333-266041) (the “Prior Registration Statement”), which registered up to 378,841 shares of our common stock issuable to former employees, non-employee directors and other eligible service providers of CMC Materials, Inc. (“CMC”) under the Securities Act of 1933, as amended (the “Securities Act”), upon the exercise and settlement of certain stock options (the “Adjusted CMC Stock Options”) outstanding under the CMC Materials, Inc. 2021 Omnibus Incentive Plan (the “CMC 2021 Plan”) and the Cabot Microelectronics Corporation 2012 Omnibus Incentive Plan, as amended (the “CMC 2012 Plan” and together with the CMC 2021 Plan, the “CMC Plans”), that we assumed pursuant to the Merger Agreement (as defined below) in connection with the closing of the Merger (as defined below), generally subject to the terms and conditions of the underlying award agreements. Certain of these former employees, non-employee directors and other eligible service providers of CMC continue to hold Adjusted CMC Stock Options exercisable into an aggregate of 67,209 shares of our common stock. As a result, we are filing this new registration statement on Form S-3 (of which this prospectus forms a part) to provide for the continued registration of the issuance of up to 67,209 shares of our common stock, par value $0.01 per share, that remain issuable upon the exercise of the Adjusted CMC Stock Options which have not yet been exercised by such security holders. The exercise prices of the Adjusted CMC Stock Options range from approximately $33.11 to $93.85 per share of our common stock. If the holders of all such options purchase all the shares of our common stock subject to the assumed options, we will receive aggregate net proceeds of up to approximately $4,937,715.17.
Our common stock is listed for trading on the NASDAQ Global Select Market (the “NASDAQ”) under the symbol “ENTG.” On July 2, 2025, the last reported sales price of our common stock on the NASDAQ was $86.46 per share.
See “Risk Factors” beginning on page 6 of this prospectus to read about important factors you should consider before investing in our common stock.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 3, 2025

i

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, using a “shelf” registration process. Under this process, we may sell from time to time the securities described in this prospectus.
We have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
When used in this prospectus, unless otherwise specified or unless the context indicates otherwise, the terms “Company,” “Entegris,” “we,” “us,” and “our” refer to Entegris, Inc. and, where appropriate, its consolidated subsidiaries, including CMC, and “CMC” refers to CMC Materials LLC (formerly known as CMC Materials, Inc.).

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our SEC filings are available to the public at the SEC’s website at www.sec.gov.
The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 12, 2025;
•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended 2024 from our definitive proxy statement on Schedule 14A, filed with the SEC on March 17, 2025;

•	our Quarterly Report on Form 10-Q for the fiscal quarters ended March 29, 2025, filed with the SEC on May 7, 2025;
•	our Current Reports on Form 8-K, filed with the SEC on April 16, 2025, April 23, 2025, May 7, 2025 and May 12, 2025; and
•	the description of our common stock contained in Exhibit 4.1 to our Annual Report, filed with the SEC on February 7, 2020.
All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.
If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:
Entegris, Inc.
Attn: Corporate Secretary
129 Concord Road
Billerica, MA 01821
(978) 436 - 6500

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement and the documents that we incorporate by reference may contain statements that are not historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “should,” “may,” “will,” “would” or the negative thereof and similar expressions are intended to identify such forward-looking statements.
These forward-looking statements are based on current management expectations and assumptions only as of the date of this prospectus or the document on which such statements first appear, are not guarantees of future performance and involve substantial risks and uncertainties that are difficult to predict and that could cause our actual results to differ materially and adversely from the results expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, but are not limited to:
•	Fluctuations in the demand for semiconductors and the overall volume of semiconductor manufacturing;
•
The impact of global economic uncertainty, including financial market volatility, which may cause or exacerbate negative trends in consumer spending, inflationary pressures and interest rate fluctuations, economic recessions, national debt and bank failures, which may limit our ability to access cash;

•	Raw material shortages, supply and labor constraints, and price increases;
•	Fluctuations in the Company’s revenues and operating results and their impact on the Company’s stock price;
•	Supply chain interruptions and the Company’s dependence on sole, single and limited source suppliers;
•	Operation, political, and legal risks of the Company’s international operations;
•
Risks related to the Company’s international operations, including challenges in hiring and integrating workers in different countries, maintaining appropriate business practices across the varied jurisdictions in which we operate, and engaging and managing global, regional and local third-party service providers;

•
The impact of regional and global instabilities, hostilities and geopolitical uncertainty, including, but not limited to, the ongoing conflicts between Ukraine and Russia, between Israel and Hamas and other conflicts in the Middle East as well as the global responses thereto;

•	Export controls, economic sanctions, and similar restrictions;
•	Tariffs, additional taxes, and other protectionist measures resulting from international trade disputes, strained international relations, and changes in foreign and national security policy;
•	The concentration and consolidation of the Company’s customer base;
•	The Company’s ability to meet rapid demand shifts;
•	The Company’s ability to continue technological innovation and to introduce new products to meet customers’ rapidly changing requirements;
•	Manufacturing and other operational disruptions or delays;
•	IT system failures, network disruptions, and cybersecurity risks;
•	The risks associated with the use and manufacture of hazardous materials;
•	Goodwill impairment;
•	Challenges in attracting and retaining qualified personnel;
•	The Company’s ability to protect and enforce intellectual property rights;
•	The Company’s environmental, social, and governance commitments;

•
Legal and regulatory risks, including changes in laws and regulations related to the environment, health and safety, accounting standards, and corporate governance, across the jurisdictions in which the Company operates;

•	Changes in taxation or adverse tax rulings;
•	The ability to obtain government incentives and the possibility that competitors will benefit from government incentives for which the Company does not qualify;
•	The amount and consequences of the Company’s indebtedness, its ability to repay its debt and to obtain future financing, and the Company’s obligations under its current outstanding credit facilities;
•	Volatility in the Company’s stock price;
•	The payment of cash dividends and the adoption of future share repurchase programs;
•	The Company’s ability to effectively implement any organizational changes;
•	Challenges associated with a potential change of control;
•	Substantial competition;
•	The Company’s ability to identify, complete and integrate acquisitions, joint ventures, divestitures or other similar transactions;
•	The impacts of climate change; and
•
The other risk factors and additional information described in this prospectus under the caption “Risk Factors,” as well as our filings with the SEC, including under the heading “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on February 12, 2025, our Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2025, filed with the SEC on May 7, 2025.

Investors are cautioned not to place undue reliance on these forward-looking statements. Except as required under the federal securities laws and the rules and regulations of the SEC, we undertake no obligation to update publicly any forward-looking statements or information contained or incorporated by reference herein.

SUMMARY
This summary contains basic information about us and this offering. Because it is a summary, it does not contain all the information that you should consider before investing in our common stock. You should read this entire prospectus, any accompanying prospectus supplement and the documents incorporated by reference carefully, including the section entitled “Risk Factors” in our latest Annual Report on Form 10-K and any updates to such risks in subsequently filed Quarterly Reports on Form 10-Q and our financial statements and the notes thereto incorporated by reference into this prospectus before making an investment decision.
THE COMPANY
We are a leading supplier of critical advanced materials and process solutions for the semiconductor and other high-technology industries. We leverage our unique breadth of capabilities to help our customers improve their productivity, product performance and technology in the most advanced manufacturing environments.
We were incorporated under the laws of the State of Delaware on March 17, 2005, in connection with a Merger between Entegris, Inc., a Minnesota corporation, and Mykrolis Corporation, a Delaware corporation. Our principal executive offices are located at 129 Concord Road, Billerica, Massachusetts 01821, and our telephone number is (978) 436-6500. Our Internet website is www.Entegris.com. The information provided on our Internet website is not a part of this prospectus and, therefore, is not incorporated herein by reference.
On July 6, 2022, we completed the acquisition of CMC. Pursuant to the terms of the Agreement and Plan of Merger, dated as of December 14, 2021 (the “Merger Agreement”), by and among Entegris, Yosemite Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Entegris (“Merger Sub”), and CMC, Merger Sub merged with and into CMC, with CMC as the surviving entity (the “Merger”). As a result of the Merger, CMC became a wholly owned subsidiary of Entegris.

RISK FACTORS
An investment in our common stock involves a number of risks. You should carefully consider all the information set forth in this prospectus and any accompanying prospectus supplement and incorporated by reference herein before deciding to invest in the common stock. In particular, we urge you to consider carefully the factors set forth under “Part I, Item 1A—Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and “Part II, Item 1A—Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 29, 2025, which is incorporated by reference herein (as such risk factors may be updated from time to time in our public filings with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act). Any of these risks could materially and adversely affect our business, financial condition and results of operations and the actual outcome of matters as to which forward-looking statements are made in this prospectus and any accompanying prospectus supplement. While we believe we have identified in the documents incorporated by reference herein the material risks affecting our business, there may be additional risks and uncertainties that we do not presently know or that we do not currently believe to be material that may adversely affect such business, financial condition and results of operations in the future. As a result, the trading price of our common stock may decline, and you might lose part or all of your investment.

USE OF PROCEEDS
If all the Adjusted CMC Stock Options described in this prospectus are exercised, we will receive aggregate net proceeds of up to approximately $4,937,715.17. We intend to use any such proceeds for general corporate purposes.

CMC MATERIALS, INC. 2021 OMNIBUS INCENTIVE PLAN AND CABOT MICROELECTRONICS CORPORATION 2012 OMNIBUS INCENTIVE PLAN, EACH ASSUMED BY ENTEGRIS, INC.
Overview
Pursuant to the Merger Agreement, at the completion of the Merger we assumed certain outstanding stock options held by certain former employees, non-employee directors and other eligible service providers of CMC. Those stock options were issued pursuant to the CMC Plans, and, in accordance with the Merger Agreement, became Adjusted CMC Stock Options with respect to our common stock, subject to appropriate adjustments to the number of shares and the exercise price of each such Adjusted CMC Stock Option. This prospectus relates to the shares of our common stock that may be issued upon exercise or settlement of those Adjusted CMC Stock Options.
General Plan Information
Effective as of the effective time of the Merger (the “Effective Time”), the Board of Directors of Entegris (the “Board”) or a committee appointed by the Board (the “Committee”) is the administrator of the CMC Plans and the outstanding awards under the CMC Plans. No additional awards will be made under the CMC Plans.
Copies of the plan documents for the CMC Plans, any rules and regulations and other important plan information for the CMC Plans, including the original prospectuses, may be obtained by contacting Joseph Colella, Senior Vice President, General Counsel and Secretary of Entegris, at (978) 436-6500.
Conversion of CMC Stock Options in the Merger
How did the completion of the Merger affect my CMC stock options?
Pursuant to the Merger Agreement and effective as of the Effective Time, your CMC stock options vested in full and were assumed and converted into Adjusted CMC Stock Options with respect to shares of Entegris common stock (“Shares”).
At the Effective Time, each CMC stock option issued under the CMC Plans that was outstanding immediately prior to the Effective Time vested in full and was assumed and converted into an Adjusted CMC Stock Option to purchase, on the same terms and conditions as were applicable to such CMC stock option immediately prior to the Effective Time, the number of Shares (rounded down to the nearest whole number of Shares) equal to the product of (i) the number of shares of CMC common stock subject to such CMC Materials stock option immediately prior to the Effective Time multiplied by (ii) the stock award exchange ratio (as discussed in the question below, “What was the stock award exchange ratio”), with an exercise price per Share equal to the quotient (rounded up to the nearest whole cent) obtained by dividing (1) the exercise price per share of CMC common stock subject to such CMC stock option immediately prior to the Effective Time by (2) the stock award exchange ratio.
What was the “stock award exchange ratio”?
The stock award exchange ratio was 1.8206, which was the sum of (i) 0.4506 of a Share and (ii) the quotient (rounded to the fourth decimal place) of (1) the cash consideration of $133 per share of CMC Materials common stock divided by (2) the volume weighted average price per Share (calculated to the nearest one-hundredth of one cent) on the NASDAQ, for the consecutive period of ten (10) trading days beginning on the twelfth (12th) trading day immediately preceding the date of the closing of the Merger (the “Closing Date”) and concluding at the close of trading on the second (2nd) trading day immediately preceding the Closing Date.
How will a change in shares of Entegris common stock affect my options?
In the event a recapitalization, stock split, or other event affects the Shares, the Committee may, as it determines equitable, adjust the number and type of shares subject to outstanding stock options, as well as the exercise price of such stock options.
Stock Options
What is a stock option?
A stock option gives you the right to purchase Shares at the applicable exercise price.

What are the terms of my options?
CMC originally determined the terms of your grant. At the time of grant, you were given an award agreement that set forth the original number of shares covered by the CMC stock option, the original exercise price, the expiration date, any conditions to exercise and any other terms or conditions that apply.
As discussed in the question above, “How did the completion of the Merger affect my CMC stock options?”, your CMC stock option was assumed and converted into an Adjusted CMC Stock Option in connection with the Merger, and the number of shares covered by, and exercise price of, the stock option were each adjusted in connection with the Merger.
How was the exercise price of my option originally determined?
CMC originally determined the exercise price of your CMC stock options. As discussed in the question above, “How did the completion of the Merger affect my CMC stock options?”, your CMC stock options were assumed and converted into Adjusted CMC Stock Options in connection with the Merger, and the number of shares covered by, and exercise price of, the stock options were each adjusted in connection with the Merger.
When can I exercise my options?
You may exercise your Adjusted CMC Stock Options through the expiration of your grant (see question below, “When do my options expire?”). All your Adjusted CMC Stock Options became fully vested and exercisable (subject to any applicable blackout periods or other trading restrictions) at the Effective Time.
How do I exercise my options?
If you want to exercise your Adjusted CMC Stock Options, you should access your Fidelity account at www.netbenefits.com.
When do my options expire?
Your award agreement includes this information, which may vary among your Adjusted CMC Stock Options. Please read the applicable award agreement carefully so that you understand when your Adjusted CMC Stock Options expire.
Restrictions on Transfer and Sale
Are my awards transferable?
Generally, you cannot sell, transfer, pledge, assign or otherwise alienate or hypothecate your award, other than by will or the laws of descent and distribution, depending on the terms of the applicable CMC Plan and/or your award agreement. Your Adjusted CMC Stock Options will be exercisable during your lifetime only by you or, if permissible under applicable law and/or your award agreement, by your guardian, legal representative or family trust.
What restrictions might apply to the Shares I acquire?
All certificates for Shares or other securities delivered under the applicable CMC Plan pursuant to any award or the exercise or settlement thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the applicable CMC Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
U.S. Income Tax Implications
The discussion below is a general description of the expected U.S. federal income tax effects applicable to your Adjusted CMC Stock Options based on current law. This section only applies to your Adjusted CMC Stock Options if you are subject to U.S. taxation. The discussion does not address Social Security, state, local or foreign taxes, or any other tax consequences that may be relevant to you based on your particular circumstances. Because the Adjusted CMC Stock Options involve complex tax considerations, we urge you to consult your personal tax advisor before you make any decisions about your awards.
We are not guaranteeing any particular tax results related to your Adjusted CMC Stock Options. We shall withhold taxes and report income amounts to the IRS and other taxing authorities as required by applicable laws.
When will I be taxed with respect to an option?
Generally, taxable income is not recognized upon the grant of a stock option. Rather, typically at the time of exercise of the stock option, you shall recognize ordinary income for income tax purposes in an amount equal to the excess of the fair market value on the date of exercise of any Shares received over the amount you pay as the exercise price. We generally shall be entitled to a tax deduction at such time and in the same amount that you recognize ordinary income. Your tax basis in any Shares shall be the amount you pay as the exercise price plus the amount of ordinary income, if any, you recognize upon exercise.
Will I recognize additional income when I sell Shares acquired under an option?
Yes. If the Shares are later disposed of in a taxable transaction, then the difference between the amount realized upon such disposition and your tax basis in the Shares (as described above) generally shall be taxable as long-term or short-term capital gain or loss (if the Shares are a capital asset) depending upon the length of time such shares were held by you. The gain or loss shall be long-term if you have held the Shares for more than one year prior to the disposition.
What are the Company’s tax effects in connection with the options?
We generally shall be entitled to a deduction in the same amount and at the same time that you recognize ordinary income related to your Adjusted CMC Stock Options. We are required to report to the Internal Revenue Service any ordinary income you recognized by reason of the exercise of your Adjusted CMC Stock Options. We are also required to withhold income and employment taxes (and to pay the employer’s share of the employment taxes) with respect to ordinary income you recognize upon exercise of your Adjusted CMC Stock Options.

DESCRIPTION OF SECURITIES
This prospectus contains summary descriptions of the common stock that may be offered and sold from time to time. These summary descriptions are not meant to be complete descriptions of each security.
DESCRIPTION OF CAPITAL STOCK
General
Our common stock, par value $0.01 per share, is registered under Section 12 of the Exchange Act.
The following description of our common stock is only a summary and is not a complete description. We refer you to the applicable provisions of our certificate of incorporation, our by-laws and the Delaware General Corporation Law (the “DGCL”), for a complete statement of the terms and rights of our common stock. This description shall be deemed to be updated by any report or amendment thereto that we file with the SEC for the purpose of updating this description.
Common Stock
Voting Rights
Each holder of common stock is entitled to one vote per share on all matters submitted to a vote of stockholders. The common stock does not confer cumulative voting rights.
Our by-laws provide that, except as otherwise provided by law, our certificate of incorporation or our by-laws, the holders of a majority of the shares of our capital stock issued and outstanding and entitled to vote at a meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business. When a quorum is present at any meeting, a majority of the votes properly cast upon any proposal (other than a contested election) will determine the outcome, except when a larger vote is required by law, our certificate of incorporation or our by-laws. A majority of the votes cast means that the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal. In the case of a contested election for the office of director, a plurality of the votes properly cast will elect the director. A contested election is any election where the number of nominees exceeds the number of directorships to be filled.
Dividends
Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably the dividends, if any, that are declared from time to time by the board of directors out of funds legally available for that purpose.
Liquidation Rights
In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in any assets remaining after the payment of liabilities and the satisfaction of any preferences that may be applicable to any outstanding shares of preferred stock.
Other Rights and Preferences
Holders of common stock have no preemptive, subscription, conversion, sinking fund or redemption rights. Our outstanding shares of common stock are fully paid and non-assessable. The powers, preferences and rights of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we designate.
Anti-Takeover Provisions
The DGCL
We are subject to Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved by the corporation’s board of directors and/or stockholders in a prescribed manner or the person owns at least 85% of the corporation’s outstanding voting stock (excluding shares held by directors, officers and certain employee stock plans) after giving effect to the transaction in which the person became an interested stockholder.
The term “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with the person’s affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s voting stock. A Delaware corporation may opt out of the application of Section 203 through a provision in its certificate of incorporation or by-laws. We have not opted out of the application of Section 203.
Certificate of Incorporation and Bylaws
Our certificate of incorporation and by-laws include the following provisions, among others, that could discourage potential acquisition proposals and delay or prevent a change of control, whether by tender offer, proxy contest, removal of directors or otherwise:
•	the number of directors that constitutes the whole board of directors will be fixed exclusively by one or more resolutions adopted by the board of directors, and may not be less than three;
•
vacancies on our board of directors, including those resulting from an increase in the number of directors, will be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the board of directors, and not by the stockholders;

•
a director may be removed, with or without cause, by the holders of a majority of the then-outstanding shares of capital stock entitled to vote, except to the extent a different vote is required by law;

•
a stockholder’s notice of the stockholder’s intent to bring business before an annual meeting or to nominate a person for election to the board of directors must be received by us within strict guidelines pursuant to the “universal proxy card” rules, as set forth in Rule 14a-19 of the Exchange Act, which may make it more difficult for stockholders to nominate candidates for director or bring items before stockholder meetings, except for a stockholder, or group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock for at least three years, who may nominate and include in the company’s proxy materials director nominees constituting up to the greater of (i) 20% of the Board or (ii) two directors, subject to certain requirements in our by-laws;

•	our certificate of incorporation provides that stockholders may not take any action by written consent in lieu of a meeting;
•
our certificate of incorporation provides that special meetings of stockholders may be called by only our Chairman of the Board of Directors, by our Chief Executive Officer (or if there is no Chief Executive Officer, our President) or by our Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the total number of directors then in office, and the business of any special meeting is limited to matters relating to the purposes stated in the notice of meeting;

•
our certificate of incorporation provides that our by-laws may be altered, amended or repealed by our stockholders only by the affirmative vote of the holders of at least 75% of the then-outstanding shares of capital stock entitled to vote;

•
the affirmative vote of the holders of at least 75% of the then-outstanding shares of capital stock entitled to vote is required to amend or repeal the three preceding provisions of our certificate of incorporation relating to stockholder action by written consent, the call of special meetings and changes to our by-laws, or to adopt any provision inconsistent with the purpose or intent of those provisions;

•
the affirmative vote of the holders of at least 75% of the then-outstanding shares of capital stock entitled to vote is required for our stockholders to alter, amend or repeal any provision of our by-laws or to adopt new by-laws; and

•	our certificate of incorporation and by-laws do not provide for cumulative voting in the election of directors.
As noted above, our certificate of incorporation authorizes an undesignated class of preferred stock, which enables the board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control.

Limitations of Liability; Indemnification
Our certificate of incorporation provides that, except to the extent prohibited by the DGCL, no director will be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director. Our by-laws also provide that each person who is involved in any action, suit or proceeding because the person is or was one of our directors or officers will be indemnified and held harmless by us to the fullest extent authorized by the DGCL and will also be entitled to advancement of expenses in specified circumstances.
Exchange Listing
Our common stock is listed on the Nasdaq Global Select Market under the symbol ENTG.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is EQ Shareholder Services.

PLAN OF DISTRIBUTION
This prospectus covers the shares of our common stock that will be issued to former employees, non-employee directors and other eligible service providers of CMC, upon the exercise of certain Adjusted CMC Stock Options outstanding under the CMC Plans, which we assumed pursuant to the Merger Agreement in connection with the closing of the Merger and which are exercisable in shares of our common stock, generally subject to the terms and conditions of the underlying award agreements. Former employees include executors, administrators or beneficiaries of the estates of deceased employees, guardians or members of a committee for incompetent former employees, or similar persons duly authorized by law to administer the estate or assets of former employees and directors. We are offering these shares of our common stock directly to the holders of the Adjusted CMC Stock Options according to the terms of their award agreements. We are not using an underwriter in connection with this offering. These shares will be listed for trading on the NASDAQ.
In order to facilitate the exercise of any Adjusted CMC Stock Options, we will furnish, at our expense, such reasonable number of copies of this prospectus and the accompanying prospectus to each holder of an Adjusted CMC Stock Option as the holder may request, together with instructions that such copies be delivered to the beneficial owners of these awards.

LEGAL MATTERS
Squire Patton Boggs (US) LLP, Cleveland, Ohio, will issue an opinion about certain Delaware law matters in connection with the securities offered hereby for Entegris.
EXPERTS
The consolidated financial statements of Entegris, Inc. as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Entegris, Inc.
PROSPECTUS

PART II INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.
The expenses relating to the registration of the securities will be borne by the registrant.

Securities and Exchange Commission Registration Fee	$3,115.37*
Accounting Fees and Expenses	$35,000
Legal Fees and Expenses	$30,000
Printing Fees	$5,000
Transfer Agent’s Fees and Expenses	$20,000
Miscellaneous	$10,000
Total	$103,115.37

*
Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include unsold securities previously registered on the Company’s Registration Statement on Form S-3 (File No. 333-266041) filed on July 6, 2022 (the “Prior Registration Statement”). The filing fee of $3,115.37 was previously paid in connection with securities registered pursuant to the Prior Registration Statement and will be carried forward pursuant to Rule 415(a)(6) and continue to be applied to such unsold securities and no additional filing fee will be due with respect to the unsold securities in connection with the filing of this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

Item 15	Indemnification of Directors and Officers.
The Registrant is incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of the DGCL, inter alia, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal.
Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145.
The Registrant’s certificate of incorporation provides that the Registrant’s directors shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exculpation from liabilities is not permitted under the DGCL as in effect at the time such liability is determined. In addition, the Registrant’s bylaws provide for indemnification of the registrant’s officers and directors to the fullest extent permitted by applicable law.
All of the Registrant’s directors and officers are covered by insurance policies maintained by the Registrant against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.
The Registrant has entered into indemnification agreements with its directors and certain of its executive officers providing for the indemnification of such director or executive officer, as applicable, to the extent legally permissible and the payment of expenses, including counsel fees reasonably incurred in connection with the defense or disposition of any action, suit or other proceeding in which such individual may be involved by reason of such individual being or having been a director or officer of the Registrant.

Item 16.	List of Exhibits

Exhibit No
3.1
Amended and Restated Certificate of Incorporation of Entegris, Inc., as amended (incorporated by reference to Exhibit 3.1 to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011).

3.2
By-Laws of Entegris, Inc., as amended December 8, 2022 (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 9, 2022).

4.1
Form of certificate representing shares of Common Stock, $.01 par value per share (incorporated by reference to Exhibit 4.1 to Form S-4 Registration Statement of the registrant and Eagle DE, Inc. (No. 333-124719)).

5.1	Opinion of Squire Patton Boggs (US) LLP.
10.1	CMC Materials, Inc. 2021 Omnibus Incentive Plan* (incorporated by reference to Exhibit 10.1 to Form S-3 Registration Statement of the registrant (No. 333-22100217)).
10.2	Cabot Microelectronics Corporation 2012 Omnibus Incentive Plan* (incorporated by reference to Exhibit 10.2 to Form S-3 Registration Statement of the registrant (No. 333-22100217)).
23.1	Consent of KPMG, Independent Registered Public Accounting Firm.
23.3	Consent of Squire Patton Boggs (US) LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on signature pages hereto).
107	Filing Fee Table

*	A “management contract or compensatory plan.”
Item 17.	Undertakings.
The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent No more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that No statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Billerica, State of Massachusetts on July 3, 2025.

ENTEGRIS, INC.

By:	/s/ Bertrand Loy

Name:	Bertrand Loy

Title:	President, Chief Executive Officer and Director

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Bertrand Loy, Linda LaGorga and Joseph Colella and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities indicated on July 3, 2025.

Signature	Title:

/s/ Bertrand Loy	President, Chief Executive Officer and Director, (Principal executive officer)
Bertrand Loy

/s/ Linda LaGorga	Senior Vice President, Chief Financial Officer (Principal financial officer)
Linda LaGorga

/s/ Michael D. Sauer	Vice President, Controller and Chief Accounting Officer (Principal accounting officer)
Michael D. Sauer

/s/ Rodney Clark	Director
Rodney Clark

/s/ James F. Gentilcore	Director
James F. Gentilcore

/s/ Yvette Kanouff	Director
Yvette Kanouff

/s/ James P. Lederer	Director
James P. Lederer

Signature	Title:

/s/ Mary G. Puma	Director
Mary G. Puma

/s/ David Reeder	Director
David Reeder

/s/ Azita Saleki-Gerhardt	Director
Azita Saleki-Gerhardt